Exhibit 23.4

Consent of Gaffney, Cline & Associates

Gaffney, Cline & Associates, Inc

Marathon Tower 5555 San Felipe St., Suite 550 Houston, TX 77056 Telephone: +17138509955

www.gaffney-cline.com

ASF/bgh/AH-12-2038.00/gcah. 191.13	July 2013

ECOPETROL S.A.
Cr. 13 - No. 36-24
Bogota
COLOMBIA

CONSENT OF GAFFNEY, CLINE & ASSOCIATES, INC.

To Whom It May Concern:

Gaffney, Cline & Associates hereby consents to the use of our name in Ecopetrol S.A.'s Registration Statement on Form F-3 for the potential offer and sale of the following securities: Ordinary Shares, Preferred Shares, Debt Securities and Guaranteed Debt Securities, filed with the United States Securities and Exchange Commission on July 2013, and to the incorporation by reference to information derived from our report contained in the Annual Report of Ecopetrol S.A. on Form 20-F for the year ended December 31, 2012.

If you have any questions or require additional information, please do not hesitate to contact us.

Very truly yours,

 GAFFNEY, CLINE & ASSOCIATES, INC.

 Technical Director